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                                                                     EXHIBIT 4.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE CATO CORPORATION



         The Cato Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is "The Cato Corporation," and the name under which the corporation was originally incorporated is "Cato Stores, Inc." The date of filing its original Certificate of Incorporation with the Secretary of State was March 28, 1946.

         2. The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

         FIRST. The name of the Corporation is

                              THE CATO CORPORATION

         SECOND. Its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH (A) The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 65,100,000, consisting of:

                  (1) 50,000,000 shares of Class A Common Stock having a par value of $.03 1/3 per share,

                  (2) 15,000,000 shares of Class B Common Stock having a par value of $.03 1/3 per share, and

                  (3) 100,000 shares of Preferred Stock having a par value of $100.00 per share.

         The issued shares of the Corporation's capital stock as of the date of filing of this Amendment shall be reclassified as shares of Class A Common Stock, without any further action required by the holders thereof.

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         (B) Except to the extent otherwise provided below, the holders of Class
         A Common Stock and the Class B Common Stock shall have the same powers, designations, preferences and participation rights and privileges. The holders of Class A Common Stock and Class B Common Stock shall have the following specific powers, designations, preferences, and relative participating rights and privileges:

                  (1) Each holder of Class A Common Stock shall be entitled to one (1) vote per share of Class A Common Stock standing in his name on the transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to ten (10) votes per share of Class B Common Stock standing in his name on the transfer books of the Corporation, with respect to each matter to be voted upon.

                  (2) The holders of Class A Common Stock and Class B Common Stock shall have the right to vote, but not as separate classes except to the extent required by law or as otherwise provided in subsection (B) (3) below, upon all matters submitted to the stockholders of the Corporation.

                  (3) In addition to any other vote required by law, the Corporation may not alter or change, by rights, preferences, privileges, restrictions, dividend rights, voting power or other powers given to the holders of Class A Common Stock and Class B Common stock pursuant to this Article Fourth other than by the affirmative vote of not less than sixty-six and two thirds (66 2/3) percent of all the votes entitled to be voted by the holders of each class of stock to be adversely affected thereby voting as a separate class, except that the Corporation may increase the total number of authorized shares of Class A Common Stock or Class B Common Stock that may be issued by the corporation by the affirmative vote of a majority of all the votes entitled to be voted by the holders of Class A Common Stock and Class B Common Stock voting together, without regard to class.

                  (4) Subject to the rights of any holders of Preferred Stock, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that:

                           (a) No cash dividend may be declared and paid on the
                  Class B Common Stock unless a dividend of an equal or greater amount of cash per share has been declared and paid on the Class A Common Stock.

                           (b) In the event of any dividend or other
                  distribution payable in stock of the Corporation, other than Preferred Stock, including a distribution pursuant to any stock split or division, which occurs after the initial issuance of Class B Common Stock by the Corporation, only shares of Class A Common Stock shall

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                  be distributed with respect to Class A Common Stock, and the
                  Corporation's Board of Directors, in its discretion, shall determine whether to distribute shares of Class A or Class B Common Stock, in an amount per share equal to the amount per share distributed with respect to the Class A Common Stock, with respect to Class B Common Stock.

                           (c) In the case of any combination, reclassification
                  or recapitalization of the Class A Common Stock, the shares of Class B Common stock shall also be combined, reclassified or recapitalized so that the number of shares of Class B Common stock outstanding immediately following such combination reclassification or recapitalization shall bear the same relationship to the number of shares of Class B Common Stock outstanding immediately prior to such combination, reclassification or recapitalization as the number of shares of Class A Common Stock outstanding immediately following such combination, reclassification or recapitalization bears to the number of shares of Class A Common Stock outstanding immediately prior to such combination, reclassification or recapitalization.

                           (d) Shares of Class B Common stock outstanding at any
                  time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Class A Common Stock are reverse split or combined so that the number of shares of Class A Common Stock outstanding immediately following such reclassification or recapitalization shall bear the same relationship to the number of shares of Class A Common Stock outstanding immediately prior to such reclassification or recapitalization as the number of shares of Class B Common Stock outstanding immediately following such reclassification or recapitalization bears to the number of shares of Class B Common Stock outstanding immediately prior to such reclassification or recapitalization.

                  (5) Any outstanding shares of Class B Common Stock shall be convertible on or after July 1, 1988 into fully paid and nonassessable shares of Class A Common Stock at the option of the holders thereof on a one share for one share basis. In order for a stockholder to effect any such conversion; such stockholder must furnish the Corporation with a written notice of the request for conversion, which notice shall be addressed to the principal office of the Corporation or to the Corporation's designation transfer agent, shall state the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock, shall state the name of the person(s) in whose name(s) the shares of Class A Common Stock are to be registered and shall be accompanied by a certificate or certificates representing such shares, properly endorsed and ready for transfer. A conversion shall be deemed to be made (and the holder of such shares shall be deemed to be the holder of record of an equal number of shares of Class A Common Stock) on

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                  the close of business of the date when the Corporation or
                  transfer agent has received the prescribed written notice and required certificate or certificates, properly endorsed and ready for transfer. The Corporation hereby reserves and shall at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversion such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Stock.

                  (6) In the event of a liquidation or dissolution of the Corporation, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the Corporation, after payment or provision for payment of the debts or liabilities of the Corporation and the amounts to which holders of the Preferred Stock shall be entitled, holders of Class A Common Stock shall be entitled to receive out of the net assets of the Corporation, the amount of $1.00 per share, prior to any distribution to be made with respect to Class B Common Stock. After such payment or provision for such payment to the holders of Class A Common Stock, the holders of Class A Common stock and the holders of Class B Common Stock shall be entitled to share ratably (i.e., an equal amount of assets for each share of either Class A Common Stock or Class B Common Stock) in the remaining assets of the Corporation.

         (C) (1) No person holding shares of Class B Common Stock of record (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, as Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). Shares of Class B Common Stock transferred to any party other than a Permitted Transferee (as hereinafter defined) shall be converted into shares of Class A Common Stock as provided by subsection (4) of this Section C. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock:

                           (a) In the Case of a Class B Holder who is a natural
                  person;

                                    (i) any lineal descendant of such Class B
                                    Holder (the Class B Holder and such lineal descendants herein collectively referred to as "Class B Holder's Family Members");

                                    (ii) The trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in each subclause of this clause (a) other than this subclause (ii), provided that such trust may also grant a general or special power of appointment to one or more of

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                                    such Class B Holder's Family Members and may
                                    permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family
                                    Members:

                                    (iii) A corporation if all of the
                                    outstanding capital stock of such
                                    corporation which is entitled to vote for the election of directors is owned by, or a partnership if all of the partners are, and all of the beneficial interests in the partnership are owned by, the Class B Holder or his or her permitted Transferees determined under this clause (a), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall, upon the election of the Corporation given by written notice to such corporation or partnership, without further act be converted into a like number of shares of common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Common stock shall thereupon and thereafter be deemed to represent the like number of shares of common Stock; and

                                    (iv) The estate of such Class B Holder.

                           (b) In the case of a Class B Holder holding shares of
                  Class B Common Stock as trustee pursuant to a trust (other than a trust described in clause (c) below), Permitted Transferee means (i) any person transferring Class B Common Stock to such trust and (ii) any Permitted Transferee of any such transferor determined pursuant to clause (a) above.

                           (c) In the case of a Class B Holder holding the
                  shares of Class B Common Stock in question as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom the Class B Common Stock is first issued by the Corporation, Permitted Transferee means
                  (i) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (ii) any Permitted Transferee of any such person determined pursuant to clause (a) above.

                           (d) In the case of a Class B Holder which is a
                  partnership or corporation acquiring record and beneficial ownership of the shares

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                  of Class B Common Stock in question upon its initial issuance by the Corporation, Permitted Transferee mean (i) any partner of such partnership, or stockholder of such corporation, as of the date of the initial issuance of the shares of Class B Common Stock, and (ii) any Permitted Transferee of any such person, partner, or stockholder referred to in subclause (i) of this clause (d).

                           (e) In the case of a Class B Holder which is a
                  corporation or partnership (other than a corporation or partnership described in clause (d) above) holding record and beneficial ownership of the shares of Class B Common Stock in question, Permitted Transferee means (i) any person transferring such shares of Class B Common Stock to such corporation or partnership and (ii) any Permitted Transferee of any such transferor determined under clause (a) above.

                           (f) In the case of a Class B Holder which is the
                  estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Common Stock in question, Permitted Transferee means a permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (a), (b), (c), (d) or (e) above, as the case may be.

                           (g) Any employee benefit plan for the benefit of the
                  employees of the Corporation (a "Plan").

                           (h) In the case of a Class B Holder which is a Plan,
                  Permitted Transferee includes any beneficiary of such plan to whom shares of stock of the Corporation may be distributed, but only as such shares are distributable.

                  (2) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledge pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledge, provided that such shares shall not be transferred to or registered in the name of the pledge and shall remain subject to the provisions of this Section
         C. In the event of foreclosure or other similar action by the pledge, such pledged shares of Class B Common stock may only be transferred to a Permitted Transferee of the pledge or converted into shares of Common Stock, as the pledge may elect.

                  (3) For purposes of this Section C:

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                           (a) The relationship of any person that is derived by
                  or through legal adoption shall be considered a natural one.

                           (b) Each joint owner of shares of Class B Common
                  Stock shall be considered a "class B Holder" of such shares.

                           (c) A minor for whom shares of Class B Common Stock
                  are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

                           (d) Unless otherwise specified, the term "person"
                  means both natural persons and legal entities.

                           (e) Without derogating from the election conferred
                  upon the Corporation pursuant to subclause (iii) of clause (a) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

                  (4) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Common Stock into shares of Class A Common Stock, effective as of the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

                  (5) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The corporation shall note on the certificates for shares of Class B Common stock that there are restrictions on the transfer and registration of transfer imposed by Article Fourth, Section C hereof.

         (D) The Board of Directors is expressly authorized, subject to the limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and to fix by resolution or resolutions providing for the issue of any series

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         the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions thereof.

         FIFTH. No holder of shares of the capital stock of any class of the corporation shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any bonds, debentures or other securities convertible into stock of any class, and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in its absolute discretion, may deem advisable.

         SIXTH. The corporation is to have perpetual existence.

         SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them, and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         NINTH. Meetings of stockholders may be held without the State of Delaware, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the bylaws of the corporation.

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         TENTH. The provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of sixty-six and two-thirds
         (66 2/3) percent of the votes to which the holders of the outstanding stock are entitled.

         ELEVENTH. (A) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the Corporation's stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the immediately preceding paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         (B) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (C) hereof with respect to proceedings to enforce rights to indemnification, the

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         Corporation shall indemnify any such indemnitee in connection with the proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

         (C) If a claim under paragraph (B) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
         (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the

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         indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the Corporation.

         (D) The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         (F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         TWELFTH. (A) The Board of Directors shall consist of not less than five
         (5) nor more than fifteen (15) members and shall be divided into three classes as nearly equal in number as possible. At the annual meeting of stockholders in 1987, the directors of one class shall be elected for a term of one year, the directors of the second class shall be elected for a term of two years, and the directors of the third class shall be elected for a term of three years. At each annual meeting of the stockholders after the 1988 annual meeting, the successors of the directors of the class whose terms expire in that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year.

         (B) Vacancies in the Board of Directors may be filled by a vote of three of the directors then in office, although less than a quorum. Directors so elected shall hold office until he next election of the class for which such Directors shall have been chosen and until their successors shall have been elected and qualified.

                  3. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, the foregoing is executed by the Vice President of the Corporation and attested by the Assistant Secretary of the Corporation, this 6th day of March, 1987.


                                THE CATO CORPORATION


                                By: /s/  Alan E. Wiley
                                   -----------------------------------
                                      Alan E. Wiley
                                      Senior Executive Vice President
                                      Secretary
                                      Chief Financial and Administrative Officer


           ORIGINAL CERTIFICATE OF INCORPORATION FILED MARCH 28, 1946



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